   As filed with the Securities and Exchange Commission on September 17, 2001
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
AGL RESOURCES INC.          AGL CAPITAL CORPORATION        AGL CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

    Georgia                          Nevada                                     Delaware
                            (State of Incorporation)

   58-2210952                     88-80472393                                  Applied for

                    (I.R.S. Employer Identification Number)

            817 West Peachtree Street, N.W., Atlanta, Georgia 30308
                                 (404) 584-9470
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

            Richard T. O'Brien                            Paul R. Shlanta
       Executive Vice President and                          President
          Chief Financial Officer                     AGL Capital Corporation
             AGL Resources Inc.                   817 West Peachtree Street, N.W.
      817 West Peachtree Street, N.W.                  Atlanta, Georgia 30308
           Atlanta, Georgia 30308                          (404) 584-9470
               (404) 584-9470

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                    Copy to:
                             William L. Floyd, Esq.
                           Long Aldridge & Norman LLP
                        303 Peachtree Street, Suite 5300
                             Atlanta, Georgia 30308
                                 (404) 527-4000

   Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
                               ----------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Proposed       Proposed
 Title of Each Class of     Amount        Maximum        Maximum      Amount of
    Securities to be         to be     Offering Price   Aggregate    Registration
     Registered(1)       Registered(2)  Per Unit(3)   Offering Price     Fee
---------------------------------------------------------------------------------
Debt Securities........
---------------------------------------------------------------------------------
Guarantee of Debt
 Securities(4).........
---------------------------------------------------------------------------------
Trust Preferred
 Securities............
---------------------------------------------------------------------------------
Junior Subordinated
 Debentures............
---------------------------------------------------------------------------------
Guarantee with respect
 to the Trust Preferred
 Securities(4).........
---------------------------------------------------------------------------------
Guarantee with respect
 to the Junior
 Subordinated
 Debentures(4).........
---------------------------------------------------------------------------------
Common Stock, $5.00 par
 value per share(5)....
---------------------------------------------------------------------------------
TOTAL..................  $750,000,000                  $750,000,000    $187,500

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Any securities registered on this Registration Statement may be sold separately or as units with other securities registered on this Registration Statement and may include hybrid securities including a combination of features of certain of the securities listed above.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Such amount in U.S. dollars or the equivalent thereof in other currencies, as shall result in an aggregate offering price for all securities of an amount not to exceed $750,000,000.
(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended.
(4) No separate consideration will be received for the Guarantee with respect to the Debt Securities, the Guarantee with respect to the Trust Preferred Securities or the Guarantee with respect to the Junior Subordinated Debentures and, pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to these guarantees.
(5) Includes AGL Resources Inc. preferred share purchase rights. Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the AGL Resources Inc. Common Stock.

                               ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               ----------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2001

                                   PROSPECTUS

                                  $750,000,000

                               AGL Resources Inc.

                            AGL Capital Corporation

                             AGL Capital Trust III

                                Debt Securities

                           Trust Preferred Securities

                         Junior Subordinated Debentures

                                  Common Stock

                                  -----------

  We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

  The date of this Prospectus is          , 200  .

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ABOUT THIS PROSPECTUS.....................................................   1
WHERE YOU CAN FIND MORE INFORMATION.......................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   1
RISK FACTORS..............................................................   2
FORWARD-LOOKING STATEMENTS................................................   3
AGL RESOURCES INC.........................................................   3
AGL CAPITAL TRUST III.....................................................   4
FINANCIAL STATEMENTS OF THE TRUST AND ACCOUNTING TREATMENT................   5
USE OF PROCEEDS...........................................................   6
RATIO OF EARNINGS TO FIXED CHARGES........................................   6
RATIO OF EARNINGS TO FIXED CHARGES AND DIVIDENDS..........................   6
DESCRIPTION OF DEBT SECURITIES............................................   6
  General.................................................................   7
  Payment of Notes; Transfers; Exchanges..................................   8
  Redemption..............................................................   8
  Events of Default.......................................................   8
  Remedies................................................................   9
  Modification, Waiver and Amendment......................................  10
  Covenants; Consolidation, Merger and Sale of Assets.....................  11
  Satisfaction and Discharge..............................................  12
  Governing Law...........................................................  13
  Description of the Guarantees...........................................  13
  Concerning the Trustee..................................................  13
DESCRIPTION OF TRUST PREFERRED SECURITIES.................................  13
  General.................................................................  13
  Distributions...........................................................  14
  Redemption..............................................................  15
  Redemption Procedures...................................................  16
  Liquidation of the Trust and Distribution of Junior Subordinated
   Debentures.............................................................  17
  Subordination of Common Securities......................................  18
  Events of Default; Notice...............................................  18
  Removal of Trustees.....................................................  19
  Merger or Consolidation of Trustees.....................................  19
  Mergers, Consolidations, Amalgamations or Replacements of the Trust.....  19
  Voting Rights; Amendment of the Trust Agreement.........................  20
  Form, Denomination, Book-Entry Procedures and Transfer..................  22
  Payment and Paying Agency...............................................  24
  Information Concerning the Property Trustee.............................  24
  Miscellaneous...........................................................  24
  Governing Law...........................................................  25
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES.............................  25
  General.................................................................  25
  Form, Registration and Transfer.........................................  26
  Payment and Paying Agents...............................................  26
  Option to Extend Interest Payment Date..................................  26
  Optional Redemption.....................................................  27
  Special Event Redemption................................................  27
  Restrictions on Certain Payments........................................  28
  Modification of Indenture...............................................  29

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
  Junior Subordinated Debenture Events of Default.........................   29
  Guarantee of Junior Subordinated Debenture Payments by AGL Resources....   30
  Consolidation, Merger, Sale of Assets and Other Transactions............   30
  Satisfaction and Discharge..............................................   30
  Subordination...........................................................   31
  Governing Law...........................................................   31
  Information Concerning the Indenture Trustee............................   32
  Miscellaneous...........................................................   32
DESCRIPTION OF TRUST PREFERRED GUARANTEE..................................   32
  General.................................................................   32
  Status of the Trust Preferred Guarantee.................................   33
  Amendments and Assignment...............................................   33
  Events of Default.......................................................   33
  Information Concerning the Trust Preferred Guarantee Trustee............   34
  Termination of the Guarantee............................................   34
  Governing Law...........................................................   34
DESCRIPTION OF DEBENTURE GUARANTEE........................................   34
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
 DEBENTURES, THE TRUST PREFERRED GUARANTEE AND THE DEBENTURE GUARANTEE....   35
  Full and Unconditional Trust Preferred Guarantee........................   35
  Sufficiency of Payments.................................................   35
  Enforcement Rights of Holders of Trust Preferred Securities.............   35
  Limited Purpose of the Trust............................................   36
  Rights Upon Termination.................................................   36
DESCRIPTION OF CAPITAL STOCK..............................................   36
  Common Stock............................................................   37
  Certain Anti-Takeover Matters...........................................   38
  Description of Preferred Stock..........................................   41
PLAN OF DISTRIBUTION......................................................   42
LEGAL MATTERS.............................................................   43
EXPERTS...................................................................   43

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                      WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement under the Securities Act of 1933 with the SEC that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

   In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the following locations of the SEC:

   Public Reference    Northeast Regional Office   Midwest Regional Office
    Room
   450 Fifth Street,   7 World Trade Center        550 West Madison Street
    N.W.
   Room 1024           Suite 1300                  Suite 1400
   Washington, D.C.    New York, New York 10048    Chicago, Illinois 60661-2511
    20549

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

   You can also inspect annual, quarterly and special reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

   This prospectus incorporates by reference the documents listed below that we (or our predecessors) have previously filed with the SEC. The documents contain important information about us and our financial condition.

  . Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 18, 2000;

  . Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

  . Current Report on Form 8-K filed on August 27, 2001 (event date: August 27, 2001);

  .  Current Report on Form 8-K filed on May 23, 2001 (event date: May 14,
     2001);

  .  Current Report on Form 8-K filed on May 8, 2001 (event date: May 8,
     2001);

  . Current Report on Form 8-K filed on April 27, 2001 (event date: April 26, 2001);

  . Current Report on Form 8-K filed on March 1, 2001 (event date: February 23, 2001);

  .  Current Report on Form 8-K filed on November 17, 2000 (event date:
     November 17, 2000);

  .  Current Report on Form 8-K filed on October 18, 2000 (event date:
     October 6, 2000), as amended by Form 8-K/A filed on December 20, 2000;

  . Proxy Statement filed December 18, 2000 relating to our 2001 Annual Meeting of Shareholders; and

  . Description of our common stock contained in Form 8-A (Item 1) dated March 6, 1996.

   We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the securities registered. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                               AGL Resources Inc.
                                 P. O. Box 4569
                          Atlanta, Georgia 30302-4569
                           Telephone: (404) 584-9470

   We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                  RISK FACTORS

   Investing in our securities involves risk. Each time that we issue new securities, risk factors, if appropriate, will be included in the prospectus supplement relating to the new securities.

                           FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 allows public companies to provide cautionary remarks about forward-looking statements that they make in documents that are filed with the SEC. Forward-looking statements include, but are not limited to, statements about the following:

  .  Business prospects;

  .  State and Federal regulation;

  .  Deregulation;

  .  Concentration of credit risk;

  .  Environmental investigations and cleanups;

  .  Quantitative and qualitative disclosures about market risk;

  .  Acquisitions and the integration of the acquired assets;

  .  Fluctuations in price of natural gas and energy related commodities;

  .  Economic conditions;

  .  Propane operations; and

  .  Changes required by the Public Utility Holding Company Act of 1935.

   Important factors that could cause our actual results to differ substantially from those in the forward-looking statements include, but are not limited to, the following:

  . Changes in price, availability and demand for natural gas and related products;

  . Impact of changes in state and federal legislation and regulation on both the gas and electric industries;

  . Industrial, commercial, and residential growth and economic conditions in our service territories;

  . Effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers;

  . Concentration of credit risk in certificated marketers (e.g., approximately eight certified marketers compete in Georgia's retail gas market);

  .  Industry consolidation;

  .  Impact of acquisitions and divestitures;

  . Changes in accounting policies and practices issued periodically by accounting standard-setting bodies;

  . Interest rate fluctuations, financial market conditions, and economic conditions, generally;

  . Uncertainties about environmental issues and the related impact of such issues;

  . Impact of changes in weather upon the temperature sensitive portions of the business; and

  .  Other factors and the related impact of such factors.

                               AGL RESOURCES INC.

   AGL Resources, a registered public utility holding company, is the holding company for:

  .  Atlanta Gas Light Company, a natural gas local distribution utility;

  .  Virginia Natural Gas, Inc., a natural gas local distribution utility;

  .  Chattanooga Gas Company, a natural gas local distribution utility;

  . Sequent Energy Management, LP, formerly AGL Energy Services, Inc., an asset optimization and wholesale energy trading and marketing company;

  . AGL Services Company, a service company established in accordance with the Public Utility Holding Company Act of 1935;

  .  AGL Capital Corporation, a financing subsidiary; and

  .  Several other non-utility subsidiaries.

   Atlanta Gas Light Company conducts its primary business, the distribution of natural gas, throughout most of Georgia. Chattanooga Gas Company distributes natural gas in the Chattanooga area of Tennessee. Virginia Natural Gas distributes natural gas in the Hampton Roads region of Virginia. The Georgia Public Service Commission regulates Atlanta Gas Light Company, the Tennessee Regulatory Authority regulates Chattanooga Gas Company and the Virginia State Corporation Commission regulates Virginia Natural Gas. Sequent provides asset optimization and wholesale trading and marketing services for AGL Resources' regulated and unregulated operations, as well as for unaffiliated retail gas marketers. Atlanta Gas Light Company, Chattanooga Gas Company and Virginia Natural Gas comprise substantially all of AGL Resources' assets, revenues and earnings.

   AGL Resources owns or has an interest in the following non-utility businesses:

  . SouthStar Energy Services LLC, a joint venture among a subsidiary of AGL Resources and subsidiaries of Dynegy Holdings, Inc. and Piedmont Natural Gas Company. SouthStar markets natural gas and related services to residential and small commercial customers in Georgia and to industrial customers in the Southeast. SouthStar began marketing natural gas to customers in Georgia during the first quarter of fiscal 1999 under the trade name Georgia Natural Gas Services.

  . AGL Investments, Inc., which directly or indirectly owns or manages certain non-utility businesses, including:

    -- AGL Propane Services, Inc., which has approximately 22% ownership interest in US Propane LLC. US Propane owns 34% of Heritage Propane Partners, which engages in the sale of propane and related products and services throughout the United States; and

    -- AGL Networks, LLC, which was formed in August, 2000 for the purpose of partnering with other telecommunication companies to serve Atlanta's rapidly growing demand for high-speed network capacity. In April, 2001, the Georgia Public Service Commission granted AGL Networks' Competitive Local Exchange Carrier License, which grants AGL Networks the rights to construct last-mile connectivity and provide dark fiber network services in the State of Georgia.

  . AGL Capital Corporation, which was established to finance the acquisition of Virginia Natural Gas, to refinance existing short-term debt and to provide working capital to AGL Resources and its subsidiaries through a commercial paper program, the issuance of debt securities and other financing mechanisms.

   AGL Resources' principal executive offices are located at 817 West Peachtree Street, N.W. Atlanta, Georgia 30308 (telephone (404) 584-9470).

                             AGL CAPITAL TRUST III

   The Trust is a statutory business trust formed under Delaware law pursuant to a trust agreement executed by AGL Capital, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, and the filing of a Certificate of Trust with the Delaware Secretary of State on August 21, 2001. The trust agreement will be amended and restated among AGL Capital, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees (the "Trust Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of issuing and selling its Trust Preferred Securities and Common Securities, using the proceeds from the sale of these securities to acquire Junior Subordinated Debentures, unsecured debt obligations of AGL Capital, and making distributions and, except as otherwise limited by the Trust Agreement, engaging in only those other activities necessary, advisable or incidental to the purposes listed above. The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures and an Agreement on Expenses and Liabilities will be the sole revenues of the Trust. AGL Capital Corporation will own all of the Trust's common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities").

   The Common Securities will rank equal in priority, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of AGL Capital as holder of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred Securities--Subordination of Common Securities." AGL Capital will acquire Common Securities in a liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by AGL Capital as holder of the Common Securities.

   The trustees for the Trust will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with AGL Capital (collectively, the "Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under an Indenture among AGL Capital, AGL Resources and The Bank of New York. See "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in liquidation amount of the Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Trustee are governed by the Trust Agreement, the Delaware Business Trust Act and the Trust Indenture Act. AGL Capital will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Delaware Business Trust Act (the "Delaware Trust Act") and the Trust Indenture Act. See "Description of Trust Preferred Securities."

   The Trust's registered office in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal executive office of the Trust is c/o AGL Resources Inc., 817 West Peachtree Street, N.W., Atlanta, Georgia 30308 (telephone number 404-584-9470).

           FINANCIAL STATEMENTS OF THE TRUST AND ACCOUNTING TREATMENT

   The financial statements of the Trust will be consolidated with AGL Resources' financial statements, with the Trust Preferred Securities shown as "Company obligated mandatory redeemable preferred securities of subsidiary trusts." There are no separate financial statements of the Trust in this prospectus. We do not believe such financial statements would be helpful because:

  . The Trust is a wholly-owned subsidiary of AGL Capital or AGL Resources, which files consolidated financial information under the Exchange Act.

  . The Trust does not have any independent operations other than issuing the Trust Preferred Securities and Common Securities and purchasing the Junior Subordinated Debentures.

  . The obligations of AGL Capital and AGL Resources under the Junior Subordinated Debentures and Trust Preferred Securities Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. Holders of Trust Preferred Securities may, under certain circumstances, enforce these obligations directly against AGL Capital and AGL Resources.

   The Trust is not, and will not become, subject to the information reporting requirements of the Securities Exchange Act of 1934.

                                USE OF PROCEEDS

   Unless the prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities described in this prospectus will be used for general corporate purposes, which may include financing future acquisitions, reducing outstanding short-term debt obligations (including debt incurred through our commercial paper program), financing the development and construction of new facilities, additions to working capital, reductions of the indebtedness of our subsidiaries, and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated:

                                           Nine Months
                                              Ended       Fiscal Year Ended
                                            June 30,        September 30,
                                           ----------- ------------------------
                                           2001  2000  2000 1999 1998 1997 1996
                                           ----- ----- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges........  2.79  2.94 2.87 3.00 3.07 3.24 3.37

               RATIO OF EARNINGS TO FIXED CHARGES AND DIVIDENDS

   The following table shows our consolidated ratio of earnings to fixed charges and dividends for the periods indicated:

                                          Nine Months
                                             Ended       Fiscal Year Ended
                                           June 30,        September 30,
                                          ----------- ------------------------
                                          2001  2000  2000 1999 1998 1997 1996
                                          ----- ----- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges and
 Dividends...............................  2.59  2.66 2.61 2.72 2.77 2.90 3.08

                        DESCRIPTION OF DEBT SECURITIES

   The debt securities and related guarantees will be issued under an indenture dated as of February 20, 2001, as supplemented and modified, as necessary, among AGL Capital Corporation, AGL Resources and The Bank of New York, as trustee. The indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series. The debt securities will be guaranteed by AGL Resources under the guarantees described below.

   The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete and we refer you to the indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below, we have noted the section in the indenture that the paragraph summarizes. The referenced section of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

   Prospective purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement or term sheet relating to an issue of debt securities will describe these considerations, if they apply.

General

   The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness, unless otherwise provided in a prospectus supplement.

   The prospectus supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:

  .  the title of the offered debt securities;

  . any limit on the aggregate principal amount of the offered debt securities;

  . the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;

  . the date or dates on which the principal of the offered debt securities is payable;

  . the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;

  . the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

  . our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or at the option of the holder and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;

  . whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and

  . any events of default (in addition to those specified in the indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the indenture.

   Unless otherwise provided in the prospectus supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.

   One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

   The indenture provides that all debt securities of any one series need not be issued at the same time and that we may, from time to time, issue additional debt securities of a previously issued series. In addition, the indenture provides that we may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.

Payment of Notes; Transfers; Exchanges

   Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest. (See Section 307.)

   Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more paying agents and may remove any paying agent, all in our discretion. The applicable prospectus supplement will identify any paying agent appointed.

   The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement will identify any additional security registrar or transfer agent appointed.

   No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required:

  . to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or

  . to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

   Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. In accordance with the terms of the indenture, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the trustee deems fair and appropriate. (See Sections 403 and 404.)

   Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect and we will not be required to redeem such debt securities. (See Section 404.)

Events of Default

   The following are events of default under the indenture with respect to debt securities of any series:

  . failure to pay any interest on any debt security within 30 days after the same becomes due and payable;

  . failure to pay principal of or any premium on any debt security within three (3) business days of when due;

  . failure to perform, or breach of, any other covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to us and the trustee as provided in the indenture;

  . certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and

  . any other event of default provided with respect to the debt securities of that series. (See Section 801.)

   No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

   If an event of default other than certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)

   The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)

Remedies

   At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if

  .  we have paid or deposited with the trustee a sum sufficient to pay:

    (1) all overdue interest on all debt securities of such series;

    (2) the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;

    (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities;

    (4) all amounts due to the trustee under the indenture; and

  . any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 802.)

   The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:

  . such direction will not be in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability in circumstances where reasonable indemnity could not be adequate and

  . the trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)

   The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Sections 807 and 808.) The indenture provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series, the trustee may withhold such notice if the trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under "Events of Default," no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)

   The indenture requires us to annually furnish to the trustee a statement as to our performance of certain obligations and as to any default in such performance. The indenture also requires us to notify the trustee of any event of default within ten days after certain of our officers obtain actual knowledge thereof. (See Section 606.)

Modification, Waiver and Amendment

   Certain modifications and amendments of the indenture may be made by us and the trustee without the consent of the holders, including those which:

  . evidence the assumption by any of our successors of our obligations under the indenture or with respect to the debt securities;

  .  add to our covenants or surrender any of our rights under the indenture;

  . add any events of default, in addition to those specified in the indenture, with respect to any series of outstanding debt securities;

  . change or eliminate any provision of the indenture or add any new provision to the indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the indenture;

  .  provide collateral security for the debt securities;

  .  establish the form or terms of debt securities of any series;

  . evidence the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee;

  . provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

  . subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or

  . cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

   Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended, is amended after the date of the indenture to require changes to the indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the indenture, the trustee and we may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

   Modifications and amendments of the indenture may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:

  . change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;

  . reduce the principal amount of, or premium or interest, if any, on, any debt security;

  . reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;

  . change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  . reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  .  reduce the requirements for quorum or voting; or

  . amend certain other provisions of the indenture relating to amendments and defaults.

   A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of any other debt securities. (See Section 1202.)

Covenants; Consolidation, Merger and Sale of Assets

   We will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or with respect to property owned in common with others make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in our judgment, may be necessary so that our business may be properly conducted; provided, however, that the foregoing will not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)

   Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and rights (charter and statutory) and our franchises; provided, however, that we will not be required to preserve any such right or franchise if, in our judgment, preservation thereof is no longer desirable in the conduct of our business and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)

   We may, without the consent of the holders of any of the outstanding debt securities under the indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of our assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes our obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that we will have delivered to the trustee an opinion of counsel and an officer's certificate as provided in the indenture. (See Section 1101.)

Satisfaction and Discharge

   We may terminate certain of our obligations under the indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the indenture and such debt securities. (See Section 701.)

   The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:

  . the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the indenture;

  .  the payment by us of all other sums required under the indenture; and

  . the delivery of a certificate by us to the trustee stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with. (See Section 702.)

   Eligible Obligations include:

  . with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and

  . with respect to debt securities denominated in a currency other than United States Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the indenture.

   In order to terminate our obligations in respect of any series of debt securities, we must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.

   For federal income tax purposes, any deposit contemplated by the first two paragraphs of this section may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such debt securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

Governing Law

   The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Description of the Guarantees

   AGL Resources will unconditionally guarantee to each holder of debt securities and to the trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of the Issuer under the indenture.

   The guarantees will remain valid even if the indenture is found to be invalid. AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital Corporation's failure to do so.

   AGL Resources is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources' consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

   AGL Resources' holding company status also means that the right of AGL Resources to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that the claims of AGL Resources itself as a creditor of a subsidiary may be recognized. Since this is true for AGL Resources, it is also true for the creditors of AGL Resources, including the holders of the debt securities. The right of AGL Resources' creditors, including the holders of the debt securities, to participate in the distribution of the stock owned by AGL Resources in its regulated subsidiaries is also subject to regulation.

Concerning the Trustee

   The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

   The indenture provides that, in case an event of default shall occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

General

   The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement and represent preferred undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Trust Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, the Delaware Business Trust Act and the Trust Indenture Act.

   The Trust Agreement authorizes the Trustees, on behalf of the Trust, to issue the Trust Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by AGL Capital. The outstanding Liquidation Amount at any one time for the Trust Preferred Securities will be limited to a certain dollar amount. The Trust Preferred Securities will rank equal in priority, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities and Common Securities. The Trust Preferred Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Trust Preferred Guarantee."

Distributions

   Distributions on the Trust Preferred Securities will be cumulative and will be payable on the dates payable to the extent the Trust has funds available for the payment of Distributions. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, New York or Atlanta, Georgia are authorized or required by law or executive order to remain closed.

   So long as no Debenture Event of Default shall have occurred and be continuing, AGL Capital will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period, provided that no Extended Interest Payment Period may extend beyond the Stated Maturity Date. Upon any election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during the Extended Interest Payment Period. Distributions to which holders of the Trust Preferred Securities are entitled during the Extended Interest Payment Period will accumulate additional Distributions at a specific rate per annum, compounded quarterly from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

   Prior to the termination of any Extended Interest Payment Period, AGL Capital may further extend such Extended Interest Payment Period, provided that such extension does not cause the Extended Interest Payment Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, and subject to the foregoing limitations, AGL Capital may elect to begin a new Extended Interest Payment Period. AGL Capital must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of an Extended Interest Payment Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin an Extended Interest Payment Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable but in any event not less than one Business Day prior to such record date. There is no limitation on the number of times that AGL Capital may elect to begin an Extended Interest Payment Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

   During any Extended Interest Payment Period, neither AGL Resources nor AGL Capital may:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness; or

  . make any guarantee payments with respect to any guarantee of the debt securities of any of their respective subsidiaries if such guarantees rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the guarantees, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class, or series of capital stock for another class or series of capital stock, and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

   Although AGL Capital may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, AGL Capital has no such current intention.

   The revenue of the Trust available for distribution to holders of the Trust Preferred Securities and Common Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If AGL Capital does not make interest payments on the Junior Subordinated Debentures, the Trust will not have funds available to pay Distributions on the Trust Preferred Securities and Common Securities. AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

Redemption

   Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 10 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to:

  . in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures);

  . in the case of the optional prepayment of the Junior Subordinated Debentures prior to a date to be specified in the Trust Agreement upon the occurrence and continuation of a Tax Event or an Investment Company Act Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures); and

  . in the case of the optional prepayment of the Junior Subordinated Debentures on or after a date to be specified in the Trust Agreement, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

   "Like Amount" means:

  . with respect to a redemption of the Trust Preferred Securities, Trust Preferred Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and

  . with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities of the holder to whom such Junior Subordinated Debentures are distributed.

Redemption Procedures

   If applicable, Trust Preferred Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Preferred Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

   If the Trust gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Trust Preferred Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by AGL Resources pursuant to the Trust Preferred Guarantee as described under "Description of Trust Preferred Guarantee," Distributions on Trust Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

   Subject to applicable law (including, without limitation, United States federal securities law), we may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

   Notice of any redemption will be mailed at least 10 days but not more than 60 days prior to the Redemption Date to each holder of Trust Preferred Securities at its registered address. Unless AGL Resources defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Preferred Securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

   AGL Capital will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to AGL Capital having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities.

   The Trust shall automatically terminate upon the first to occur of:

  .  certain events of bankruptcy, dissolution or liquidation of AGL Capital;

  . the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities, if AGL Capital, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of AGL Capital, as Sponsor);

  . redemption of all of the Trust Preferred Securities as described under "--Redemption;"

  .  expiration of the term of the Trust; and

  . the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

   If a termination occurs as described in the first, second, fourth or fifth bullet point above, the Trust shall be liquidated by the Trustees as soon as practicable after the receipt of any required regulatory approval by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Preferred Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cash in an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

   After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Preferred Securities:

  . the Trust Preferred Securities will no longer be deemed to be outstanding;

  . each registered global certificate, if any, representing Trust Preferred Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and

  . any certificates representing Trust Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon AGL Capital will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

   There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Subordination of Common Securities

   Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

   In the case of any Event of Default, AGL Capital as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of AGL Capital as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

   The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Junior Subordinated Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement. We refer to such an event as a "Trust Enforcement Event." In addition, the following constitutes an Event of Default under the Trust Agreement:

  . default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

  . default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

  . default in the performance, or breach, in any material respect, of any other covenant or warranty of the Trustees in the Declaration, and continuation of such default or breach for a period of 90 days after notice to the defaulting Trustee or Trustees.

   Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and AGL Capital, as Sponsor, unless such Event of Default shall have been cured or waived.

   If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

   For more information on events of default under the Indenture, see "Description of Junior Subordinated Debentures--Junior Subordinated Debentures Events of Default." Upon the occurrence and continuance of a

Trust Enforcement Event, the Property Trustee, as the sole holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal amount of the Junior Subordinated Debentures due and payable.

   If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures, the holders of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against AGL Capital to enforce the Property Trustee's rights under the Junior Subordinated Debentures and the Indenture without first instituting legal proceedings against the Property Trustee or any other person. In addition, if a Trust Enforcement Event is due to AGL Capital's failure to pay interest or principal or the Junior Subordinated Debentures when due, then the registered holder of Trust Preferred Securities may institute a direct action on or after the due date directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of that holder's Trust Preferred Securities. In connection with such a direct action, we will have the right to set off any payment to that holder by us.

Removal of Trustees

   Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holders of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in AGL Capital as the holder of the Common Securities. No resignation or removal of a Property Trustee or a Delaware Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Trustees

   Any corporation into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware or Property Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Delaware or Property Trustee, shall be the successor of such Delaware or Property Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of AGL Capital, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

  . such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . AGL Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures;

  . the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, quotation system or other organization on which the Trust Preferred Securities are then listed or quoted, if any;

  . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

  . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect;

  .  such successor entity has a purpose identical to that of the Trust,
     (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, AGL Capital has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

  . AGL Resources, AGL Capital or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

   Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

   Except as provided under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

   The Trust Agreement may be amended from time to time by the Delaware Trustee or the Property Trustee, if affected by such amendment, or by the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities:

  . to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or

  . to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities.

   The Trust Agreement may be amended by the Administrative Trustees and AGL
Capital:

  . with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Preferred Securities; and

  . upon receipt by the Administrative Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

   However, without the consent of each holder of Trust Preferred Securities, the Trust Agreement may not be amended to:

  . change the amount or timing of any Distribution on the Trust Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Preferred Securities as of a specified date or

  . restrict the right of a holder of Trust Preferred Securities to institute suit for the enforcement of any such payment on or after such date.

   So long as any Junior Subordinated Debentures are held by the Property Trustee, the Administrative Trustees shall not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures;

  .  waive certain past defaults under the Indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or

  . consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities.

   The Administrative Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

   Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

   No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

   Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by AGL Resources, AGL Capital, the Administrative Trustees or any affiliate of AGL Resources or any Administrative Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

 Depositary Procedures

   The Depository Trust Company ("DTC") will act as securities depositary for the Trust Preferred Securities. DTC has advised the Trust and AGL Capital that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC is organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC is owned by a number of participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

   DTC has also advised the Trust and AGL Capital that, pursuant to procedures established by it, (i) upon deposit of the Global Trust Preferred Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Trust Preferred Securities and (ii) ownership of such interests in the Global Trust Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Trust Preferred Securities).

   Investors in the Global Trust Preferred Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations which are Participants. All interests in a Global Trust Preferred Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Trust Preferred Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Trust Preferred Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Trust Preferred Securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities" and "--Exchange of Certificated Trust Preferred Securities for Book-Entry Trust Preferred Securities."

   Except as described below, owners of interests in the Global Trust Preferred Securities will not have Trust Preferred Securities registered in their name, will not receive physical delivery of Trust Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

   Payments in respect of the Global Trust Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Trust Preferred Securities, including the Global Trust Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for:

  .  any aspect of DTC's records or any Participant's or Indirect
     Participant's records relating to or payments made on account of beneficial ownership interests in the Global Trust Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Trust Preferred Securities or

  . any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised the Trust and AGL Capital that its current practice, upon receipt of any payment in respect of securities such as the Trust Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Trust Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust, AGL Capital or AGL Resources. Neither the Trust, AGL Capital or AGL Resources nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Trust Preferred Securities, and the Trust or AGL Capital and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Secondary market trading activity in interests in the Global Trust Preferred Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised the Trust and AGL Capital that it will take any action permitted to be taken by a holder of Trust Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Trust Preferred Securities are credited and only in respect of such portion of the Liquidation Amount of the Trust Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Trust Preferred Securities for legended Trust Preferred Securities in certificated form and to distribute such Trust Preferred Securities to its Participants.

   The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and AGL Capital believe to be reliable, but neither the Trust nor AGL Capital takes responsibility for the accuracy thereof.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Trust Preferred Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or AGL Capital nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

   A Global Trust Preferred Security is exchangeable for Trust Preferred Securities in registered certificated form if:

  . DTC notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Trust Preferred Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act;

  . AGL Capital in its sole discretion elects to cause the issuance of the Trust Preferred Securities in certificated form; or

  . there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement.

Payment and Paying Agency

   Payments in respect of the Trust Preferred Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Trust Preferred Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and AGL Capital. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and AGL Capital. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and AGL Capital) to act as Paying Agent.

Information Concerning the Property Trustee

   The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by AGL Capital and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

   The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness for United States federal income tax purposes. AGL Capital and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that AGL Capital and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities.

   Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

   The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

   The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between AGL Capital and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

   Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by AGL Capital for the Common Securities, in Junior Subordinated Debentures issued by AGL Capital. The Junior Subordinated Debentures will bear interest at a specified annual percentage rate, and will be payable quarterly in arrears (each quarterly payment date, an "Interest Payment Date"), to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, on the record date preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The term "interest," as used herein, shall include quarterly interest payments, interest on quarterly payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

   The Junior Subordinated Debentures will rank equal in priority with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures. AGL Capital is a wholly-owned finance subsidiary of AGL Resources. AGL Resources is a holding company and almost all of its operating assets are owned by its subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries.

   The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent AGL Resources and AGL Capital may be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Capital's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of AGL Capital for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources or AGL Capital, including Senior Indebtedness. See "--Subordination."

   The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transactions involving AGL Resources or AGL Capital that may adversely affect such holders.

Form, Registration and Transfer

   If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Trust Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Trust Preferred Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "Depositary Procedures."

Payment and Paying Agents

   Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as AGL Capital may designate from time to time, except that at the option of AGL Capital payment of any interest may be made except in the case of Junior Subordinated Debentures in global form, by:

  . check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or

  . by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date.

   Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. AGL Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however AGL Capital will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debentures.

   Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by AGL Capital in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of AGL Capital, be repaid to AGL Capital and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to AGL Capital for payment thereof.

Option to Extend Interest Payment Date

   So long as no Event of Default has occurred and is continuing, AGL Capital will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period, provided that no Extended Interest Payment Period may extend beyond the Stated Maturity Date. At the end of such Extended Interest Payment Period, AGL Capital must pay all interest then accrued and unpaid (together with interest thereon at a specified annual percentage rate, compounded quarterly, to the extent permitted by applicable law).

   During any such Extended Interest Payment Period, neither AGL Resources nor AGL Capital may:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock); or

  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness; or

  . make any guarantee payments with respect to any guarantee of the debt securities of any of their respective subsidiaries if such guarantee ranks equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

   Prior to the termination of any such Extended Interest Payment Period, AGL Capital may further extend such Extended Interest Payment Period, provided that such extension does not cause such Extended Interest Payment Period to exceed 20 consecutive periods including the first quarter during such Extended Interest Payment Period, or to extend beyond the Stated Maturity Date. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due on any Interest Payment Date, AGL Capital may elect to begin a new Extended Interest Payment Period, subject to the above requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but AGL Capital may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period. AGL Capital must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extended Interest Payment Period (or an extension thereof) at least five Business Days prior to the earlier of:

  . the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extended Interest Payment Period or

  . the date the Administrative Trustees are required to give notice to any securities exchange or other quotation system or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of AGL Capital's election to begin or extend a new Extended Interest Payment Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that AGL Capital may elect to begin an Extended Interest Payment Period.

Optional Redemption

   The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of AGL Resources on or after the Initial Optional Redemption Date at a redemption price (the "Optional Redemption Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures plus accrued and unpaid interest thereon to the date of prepayment.

Special Event Redemption

   If a Tax Event or an Investment Company Act Event shall occur and be continuing, AGL Capital may, at its option, redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause the mandatory redemption of the Trust Preferred Securities and the Common Securities in whole (but not in part) at any time and within 90 days following the occurrence of such Tax Event or Investment Company Act Event at the Special Event Redemption Price. Following a Tax Event or an Investment Company Act Event, AGL Capital shall take such action as is necessary to promptly determine the Special Event Redemption Price. The

Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as AGL Capital determines, provided that AGL Capital shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York time, on the date such Special Event Prepayment Price is to be paid. The Company shall provide the Debenture Trustee with written notice of the Special Event Redemption Price promptly after the calculation thereof.

   A "Tax Event" means the receipt by AGL Capital and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced or made effective on or after the Issue Date, there is more than an insubstantial risk that:

  . the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to all or part of the income received or accrued on the Junior Subordinated Debentures or the Trust Preferred Securities;

  . interest payable by AGL Capital on the Junior Subordinated Debentures or the Trust Preferred Securities is not, or within 90 days of the date of such opinion will not be, deductible by AGL Capital, in whole or in part, for United States federal income tax purposes; or

  . the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   An "Investment Company Act Event" means the receipt by AGL Capital and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the Issue Date of the Trust Preferred Securities.

   Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless AGL Capital defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

Restrictions on Certain Payments

   Neither AGL Capital nor AGL Resources may (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its respective capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness or (iii) make any guarantees with respect to the debt securities of any of their respective subsidiaries if such guarantees rank equal in priority or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification capital stock or the exchange or conversion of one class or series of capital stock for another class or series capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing a Trust Agreement Event of Default, (2) there shall have occurred and be continuing a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Trust Agreement or the Indenture, (4) if such Junior Subordinated Debentures are held by the Trust, AGL Capital shall be in default with respect to its payment of any obligations under the Guarantee or (5) AGL Capital shall have given notice of its election of an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or any extension thereof, shall have commenced.

Modification of Indenture

   From time to time AGL Capital and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting AGL Capital and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected:

  . extend the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for payment or

  . reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

Junior Subordinated Debenture Events of Default

   The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  . failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extended Interest Payment Period);

  . failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures within three Business Days of when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

  . failure to observe or perform in any material respect certain other covenants or warranties contained in the Indenture for 90 days after written notice to AGL Capital from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

  .  certain events of bankruptcy, insolvency or reorganization of AGL
     Capital.

   The Debenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured, waived or otherwise remedied and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

   The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

Guarantee of Junior Subordinated Debenture Payments by AGL Resources

   If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of AGL Capital to pay interest (or premium, if any) on principal of the Junior Subordinated Debentures on the due date, AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

   The Indenture provides that AGL Capital shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into AGL Capital or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL Capital, unless:

  . in case AGL Capital consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes AGL Capital's obligations on the Junior Subordinated Debentures;

  . immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

  .  certain other conditions as prescribed in the Indenture are met.

   The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving AGL Capital's that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

   The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation:

  .  have become due and payable or

  . will become due and payable at maturity within one year, and AGL Capital deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to AGL Capital's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and AGL Capital will be deemed to have satisfied and discharged the Indenture.

Subordination

   The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness of AGL Capital. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when:

  .  any Senior Indebtedness of AGL Capital is not paid when due;

  . any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

  . the maturity of any Senior Indebtedness of AGL Capital has been accelerated because of a default.

   Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AGL Capital, all Senior Indebtedness of AGL Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

   In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness of AGL Capital outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

   "Senior Indebtedness" shall mean with respect to an obligor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business, (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or ranks equal in priority with the Securities, and (2) all debt securities or guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with AGL Capital that is a financing vehicle of AGL Capital (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks equal in priority with or junior in right of payment to the Trust Preferred Guarantee.

   AGL Resources is a registered public utility holding company and almost all of the operating assets of AGL Resources are owned by AGL Resources' subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries. AGL Capital is a wholly-owned financing subsidiary of AGL Resources. The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary.

   The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Capital. AGL Capital expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Governing Law

   The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York without regarding to principles of conflicts of law thereof.

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

Information Concerning the Indenture Trustee

   The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonably satisfactory to it indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

   AGL Capital has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding:

  . to maintain directly or indirectly 100% ownership of the Common Securities of the Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to AGL Capital's ownership of the Common Securities);

  . not to voluntarily terminate, wind up or liquidate the Trust, except in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust; and

  . to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement to cause the Trust to remain classified as (a) a business trust, except in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and
     (b) a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                   DESCRIPTION OF TRUST PREFERRED GUARANTEE

   The Trust Preferred Guarantee will be executed and delivered by AGL Resources concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. The Bank of New York will act as indenture trustee ("Trust Preferred Guarantee Trustee") under the Trust Preferred Guarantee. The Trust Preferred Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Trust Preferred Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Preferred Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Trust Preferred Guarantee Trustee will hold the Trust Preferred Guarantee for the benefit of the holders of the Trust Preferred Securities.

General

   AGL Resources will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Trust Preferred Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Trust Preferred Guarantee Payments"), will be subject to the Trust Preferred Guarantee:

  . any accumulated and unpaid Distributions required to be paid on Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time;

  . the applicable Redemption Price with respect to Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; or

  . upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities. AGL Resources' obligation to make a Trust Preferred Guarantee Payment may be satisfied by direct payment of the required amounts by AGL Resources to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

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

   The Trust Preferred Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of AGL Resources to the extent provided therein. See "--Status of the Trust Preferred Guarantee." Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources' obligations under the Trust Preferred Guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. See "Description of the Junior Subordinated Debentures--General." The Trust Preferred Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness, whether under the Indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

   AGL Resources will, through the Trust Preferred Guarantee, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities but will not apply to any payment of Distributions except to the extent the Trust has funds legally available therefor. If AGL Capital does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor.

Status of the Trust Preferred Guarantee

   Generally, the Trust Preferred Guarantee will constitute an unsecured obligation of AGL Resources and will rank subordinate and junior in right of payment to all of its Senior Indebtedness in the same manner as Junior Subordinated Debentures.

   The Trust Preferred Guarantee will rank equal in priority with all Other Guarantees issued by AGL Resources. The Trust Preferred Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against AGL Resources to enforce its rights under the Trust Preferred Guarantee without first instituting a legal proceeding against any other person or entity). The Trust Preferred Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Trust Preferred Guarantee will not be discharged except by payment of the Trust Preferred Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Trust Preferred Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Resources. AGL Resources expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Trust Preferred Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Trust Preferred Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of AGL Resources and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

Events of Default

   An event of default under the Trust Preferred Guarantee will occur upon the failure of AGL Resources to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Guarantee Trustee in respect of the Trust Preferred Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Guarantee Trustee under the Trust Preferred Guarantee. The Trust Preferred Securities Guarantee Trustee may decline to follow any such direction if it shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or that the action or proceeding so directed may not lawfully be taken or would involve the Trust Preferred Securities Guarantee Trustee in personal liability.

   Any holder of the Trust Preferred Securities may institute a legal proceeding directly against AGL Resources to enforce its rights under the Trust Preferred Guarantee without first instituting a legal proceeding against the Trust, the Trust Preferred Guarantee Trustee or any other person or entity.

   AGL Resources, as guarantor, will be required to file annually with the Trust Preferred Guarantee Trustee a certificate as to whether or not AGL Resources is in compliance with all the conditions and covenants applicable to it under the Trust Preferred Guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

   The Trust Preferred Guarantee Trustee, other than during the occurrence and continuance of an event of default by AGL Resources in performance of the Trust Preferred Guarantee, shall undertake to perform only such duties as are specifically set forth in the Trust Preferred Guarantee and, after default with respect to the Trust Preferred Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trust Preferred Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Trust Preferred Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

   The Trust Preferred Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust, or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities, or upon exchange of all Trust Preferred Securities for other Trust Preferred Securities in the Exchange Offer. The Trust Preferred Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Trust Preferred Guarantee.

Governing Law

   The Trust Preferred Guarantee will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.

                       DESCRIPTION OF DEBENTURE GUARANTEE

   This summary of provisions of the Debenture Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Debenture Guarantee as contained in the Indenture and the Trust Indenture Act.

   AGL Resources will guarantee on a junior subordinated basis the payment of principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

   The Debenture Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of AGL Resources to the extent provided in the Indenture. The right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources' obligations under the Debenture Guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. The Debenture Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness, whether under the Indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
         JUNIOR SUBORDINATED DEBENTURES, THE TRUST PREFERRED GUARANTEE
                          AND THE DEBENTURE GUARANTEE

Full and Unconditional Trust Preferred Guarantee

   Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by AGL Resources as and to the extent set forth under "Description of Trust Preferred Guarantee." Taken together, AGL Resources' and AGL Capital's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Trust Preferred Guarantee and the Debenture Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that AGL Capital does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Trust Preferred Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. However, through the Debenture Guarantee, AGL Resources will guarantee on a junior subordinated basis the due and punctual payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures. The obligations of AGL Resources under the Trust Preferred Guarantee and Debenture Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because:

  . the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Preferred Securities and Common Securities;

  . the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the interest rate and interest and other payment dates for the Trust Securities;

  . AGL Capital shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Preferred Securities under such Trust Preferred Securities; and

  . the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any Trust Security may institute a legal proceeding directly against AGL Resources to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not

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

constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

   If a Trust Enforcement Event occurs, the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against AGL Capital. In addition, generally, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Debentures. The Indenture provides that the Indenture Trustee will give holders of Junior Subordinated Debentures notice of all events of default within 90 days after their occurrence.

   If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures in respect of an event of default under the Indenture after a holder of Trust Preferred Securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In addition, if AGL Capital fails to pay interest or principal on the Junior Subordinated Debentures, a holder of Trust Preferred Securities any institute a proceeding directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of that holder's Trust Preferred Securities (which we refer to as a "direct action"). In connection with such a direct action, we will have the right to set off any payment made to such holder by AGL Capital.

Limited Purpose of the Trust

   The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

   Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of AGL Capital, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of AGL Capital, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of AGL Capital receive payments or distributions.

                          DESCRIPTION OF CAPITAL STOCK

   We have summarized below the material terms of our capital stock. The summary is not complete. We encourage you to read our amended and restated articles of incorporation and our bylaws. You should also refer to the applicable provisions of the Georgia Business Corporation Code.

   As of August 31, 2001, our authorized capital stock was 770,000,000 shares. Those shares consisted of: (a) 10,000,000 shares of preferred stock, none of which are outstanding; (b) 10,000,000 shares of Class A junior participating preferred stock, none of which are outstanding; and (c) 750,000,000 shares of common stock, of which approximately 54,983,468 shares were outstanding as of August 31, 2001. No holder of shares of common stock or preferred stock has any preemptive rights.

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

Common Stock

 Listing

   Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ATG." Any additional common stock we issue will also be listed on the NYSE.

 Dividends

   Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations under certain financing agreements and satisfied our obligations to any preferred shareholders. Our ability to pay dividends is limited by Georgia law and the Public Utility Holding Company Act of 1935, as amended. Under Georgia law, dividends are limited to our legally available assets and subject to the prior payment of dividends on any outstanding shares of preferred stock and junior preferred stock. Under Georgia law, assets are not legally available for paying dividends if (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than our total liabilities plus, subject to some exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of shareholders receiving the dividends. The Public Utility Holding Company Act of 1935, as amended, restricts our payment of dividends from certain sources or accounts without prior permission from the SEC. Our ability to pay dividends may also be limited in the event AGL Capital opts to defer the payment of interest on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

 Fully Paid

   All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

 Voting Rights

   Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

 Other Rights

   We will notify common shareholders of any shareholders' meeting according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

 Transfer Agents and Registrars

   EquiServe Trust Company, N.A. serves as our transfer agent and registrar. You may contact EquiServe Trust Company, N.A. at Blue Hills Office Park, 150 Royall Street, Canton, MA 02021 (telephone (800) 633-4236).

 Shareholder Rights Plan

   On March 6, 1996, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was payable on March 22, 1996 to the shareholders of record on that date. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Class A Junior Participating Preferred Stock (referred to as "junior preferred stock") at a price of $60 per one one-hundredth of a share of the junior preferred stock, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of March 6, 1996 between us and Wachovia Bank of North Carolina, N.A., a North Carolina corporation, as rights agent.

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

   Until the earlier to occur of:

  . 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 10% or more of the outstanding shares of our common stock or

  . 10 business days (or such later date as may be determined by action of the board of directors) following the commencement of, or announcement of, a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of common stock, the rights will be evidenced by the common stock certificate together with a copy of a summary of rights. The rights are not exercisable until a triggering event occurs. The rights will expire on March 6, 2006, unless this date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

   The purchase price payable, and the number of shares of the junior preferred stock issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution. We issue rights when we issue our common stock until the rights have separated from the common stock. After the rights have separated from the common stock, we may issue additional rights if the board of directors deems such issuance to be necessary or appropriate.

   Shares of junior preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of junior preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of one dollar per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the junior preferred stock purchasable upon exercise of the rights will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of junior preferred stock purchasable upon exercise of the rights will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Preferred Stock purchasable upon exercise of the rights will be entitled to receive 100 times the amount received per share of common stock. At any time prior to the time the rights are triggered, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

   Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

   The rights have anti-takeover effects and may cause substantial dilution to a person or entity that attempts to acquire us on terms not approved by our board of directors except pursuant to an offer conditioned upon a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors.

Certain Anti-Takeover Matters

   Our articles and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. The following summary description of these provisions is necessarily general, and we refer you to our amended and restated articles and bylaws for more information since their terms affect your rights as a shareholder. The anti-takeover provisions include:

 Classification of the Board

   Our board of directors is divided into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. There are currently ten directors serving on the board. Each class of directors serves a three-year term. At each annual meeting of our shareholders, successors to the class of directors whose term expires at the annual meeting are elected for three-year terms. Our bylaws prohibit cumulative voting. In general, in the absence of cumulative voting, one or more persons who hold a majority of our outstanding shares can elect all of the directors who are subject to election at any meeting of shareholders.

   The classification of directors could have the effect of making it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our board. Two shareholder meetings, instead of one, generally will be required to effect a change in the control of our board. Our board believes that the longer time required to elect a majority of a classified board will help to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as our directors.

 Removal of Directors

   Our bylaws also provide that our directors may be removed only for cause and upon the affirmative vote of the holders of a majority of our outstanding shares.

 Business Combinations with Interested Shareholder

   The Georgia legislature has enacted legislation which generally prohibits a corporation that has adopted a bylaw electing to be covered thereby, which we have done, from engaging in any "business combination" with an "interested shareholder" for a period of five years from the date such person becomes an interested shareholder, unless the interested shareholder:

  . prior to becoming an interested shareholder, obtained the approval of our board of directors for either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

  . becomes the beneficial owner of at least 90% of our outstanding voting stock in the same transaction in which the shareholder became an interested shareholder, excluding for purposes of determining the number of shares outstanding those shares owned by officers, directors, subsidiaries and certain employee stock plans; or

  . subsequent to the acquisition of 10% or more of our outstanding voting stock, acquires additional shares resulting in ownership of at least 90% of our outstanding voting stock and obtains approval of the business combination by the holders of a majority of our shares, other than those shares held by an interested shareholder, officers, directors, subsidiaries and certain employee stock plans.

   The term "business combination" refers to a merger, consolidation or other specified corporate transaction. The term "interested shareholder" refers to a 10% shareholder or an affiliate which was a 10% shareholder at any time within the preceding two years.

   Our "business combinations" bylaw may be repealed only by an affirmative vote of two-thirds of the continuing directors and a majority of the votes entitled to be cast by the shareholders, other than interested shareholders, and shall not be effective until 18 months after that shareholder vote. The Georgia statute provides that a Georgia corporation that has repealed such a bylaw may not thereafter re-adopt that bylaw.

 Business Combinations with Related Persons

   Our articles of incorporation prohibit us from participating in a business combination with a "related person" unless the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares approve such business combination. The voting requirements in the preceding sentence will not apply and only such affirmative vote as is required by law and by any other provision of the articles of incorporation will apply if:

  . certain valuation, consideration and pricing issues are satisfied and specified in our articles of incorporation; or

  . if both of the following conditions have been satisfied: (i) the business combination has been approved by two-thirds of the continuing directors and (ii) at the time of such approval, the continuing directors comprised at least a majority of the board of directors.

   The "business combinations with related persons" provisions in our articles of incorporation may be altered, amended or repealed only by an affirmative vote of at least seventy-five percent (75%) of all the shares entitled to be cast by the shareholders; provided, however, that if such proposed alteration, amendment or repeal is approved by two-thirds of the continuing directors and, at the time of such approval, the continuing directors comprise at least a majority of the board of directors, then such proposed alteration, amendment or repeal shall require for approval only such affirmative vote as is required by law and by any other provision of our articles of incorporation.

   The term "related person" refers to any person who is the beneficial owner at a specified time of at least that number of shares of our stock equal to twenty percent (20%) of all of the outstanding shares, but does not include any one or a group of more than one continuing director. The term "related person" includes the affiliates and associates of such related person. The term "continuing directors" refers to any member of the board of directors who is not a related person or an affiliate or associate of a related person or of any such affiliate or associate, or a representative of a related person or of any such affiliate or associate, and was a director prior to the time a related person became such, and any successor to such continuing director who is not an affiliate or associate of a related person and was recommended by a majority of the continuing directors then on the board of directors, provided that at the time of such recommendation, continuing directors comprise a majority of the board. If there is no related person, all members of the board of directors shall be deemed to be "continuing directors."

 Shareholder Proposals and Director Nominations

   Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow the advance notice procedures described in our bylaws. The notice must include:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  . the name and address, as they appear on our corporate books, of the shareholder proposing such business;

  . the class and number of shares of which are beneficially owned by such shareholder;

  .  the dates upon which the shareholder acquired such shares;

  .  documentary support for any claim of beneficial ownership;

  .  any material interest of such shareholder in such business;

  . a statement in support of the matter and, for proposals sought be included in our proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and

  . as to each person whom the shareholder proposes to nominate for election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to us that such nominee has no interests that would limit their ability to fulfill their duties of office).

   In addition, if the shareholder intends to solicit proxies from our shareholders, such shareholder shall notify us of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

   In order to properly submit a shareholder proposal, the shareholder must submit a notice to our corporate secretary at least 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. However, if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Secretary at our principal executive offices not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting.

   Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from brining certain matters before an annual or special meeting or making nominations for directors.

 Special Meetings

   Our articles of incorporation and bylaws require us to hold a special meeting of shareholders on call of the board of directors or the Executive Committee, the Chairman of the board, the President, or, upon delivery to our Secretary of a signed and dated written demand for the meeting describing the purpose or purposes for the meeting, on call of the holders of 100% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of the shareholders.

   For business to be properly brought before a special meeting by a shareholder, the shareholder must give timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be received by the Secretary at our principal executive offices at least 120 calendar days prior to the date of the special meeting. Such shareholder's notice to the Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting the information outlined above for shareholder proposals.

 Amendment of Certain Charter Provisions

   In addition to any shareholder vote requirements under Georgia law, our articles of incorporation require the approval of not less than two-thirds of all the outstanding shares entitled to vote to alter, amend or repeal our bylaws, unless such action has been recommended by the board of directors. This provision will make it more difficult to dilute the anti-takeover effects of our bylaws.

Description of Preferred Stock

 General

   We are authorized to issue up to 10,000,000 shares of preferred stock and 10,000,000 shares of junior preferred stock. The shares of junior preferred stock have been reserved for issuance in connection with our rights agreement described under "Description of Capital Stock--Common Stock--Shareholder Rights Plan." As of the date of this prospectus, we had no preferred stock or junior preferred stock outstanding.

 Preferred Stock

   Our restated articles of incorporation authorize our board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. Our board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of each series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock.

 Junior Preferred Stock

   The terms of the junior preferred stock are summarized below. You should read our amended and restated articles for a full description of the terms of the junior preferred stock.

  . Subject to the rights of the holders of preferred stock ranking prior and superior to the junior preferred stock with respect to dividends, the holders of the junior preferred stock, in preference to the holders of common stock, and of any other stock ranking junior to the junior preferred stock, are entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends in an amount per share equal to the greater of $1.00 or, subject to adjustment, a multiple of all dividends declared on the common stock. The dividends are cumulative on outstanding shares of junior preferred stock.

  . Each share of junior preferred stock entitles the holder to 100 votes on all matters upon which the holders of the common stock are entitled to vote.

  . Any shares of junior preferred stock that are purchased or otherwise acquired by us in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

  . Upon any liquidation, dissolution or winding up of us, with certain exceptions, no distribution shall be made to the holders of the common stock or of shares of any other stock ranking junior, upon liquidation, dissolution or winding up, to the junior preferred stock unless, prior thereto, the holders of shares of junior preferred stock have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment.

  . In case we enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of common stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of junior preferred stock will be similarly converted into, exchanged for or changed into an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which each share of common stock is converted or exchanged.

  .  The shares of junior preferred stock are not redeemable from any holder.

  . The junior preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to all other classes and series of preferred stock and senior to the common stock.

                              PLAN OF DISTRIBUTION

   We may sell securities:

  . to the public through a group of underwriters managed or co-managed by one or more underwriters;

  .  through one or more agents;

  .  directly to purchasers; or

  .  through a combination of any such methods of sale.

   The distribution of the securities may be effected from time to time in one or more transactions:

  .  at a fixed price or prices, which may be changed;

  .  at market prices prevailing at the time of sale;

  .  at prices related to those prevailing market prices; or

  .  at negotiated prices.

   Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

   The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  .  the name or names of any agents or underwriters;

  .  the public offering or purchase price;

  .  any discounts and commissions to be allowed or paid to dealers; and

  .  any exchanges on which the securities will be listed.

   Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered. We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

   Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

   The securities will be new issues of securities and may have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                                 LEGAL MATTERS

   Certain legal matters related to the offered securities and related guarantees will be passed upon for us by our counsel, Long Aldridge & Norman LLP, Atlanta, Georgia, and with regard to the laws of the State of Nevada, Marshall Hill Cassas & de Lipkau, Reno, Nevada, or other counsel identified in the prospectus supplement or term sheet. Certain matters relating to the formation of the Trust and the issuance of the Trust Preferred Securities under Delaware law and the Trust Agreements will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to AGL Resources and the Trust.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from AGL Resources Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

   The expenses of the offering (other than the underwriting discount) are estimated as follows:

   Registration Fee--Securities and Exchange Commission.............. $187,500
   Printing Expenses................................................. $100,000
   Fees of Trustee/Issuing and Paying Agent.......................... $ 20,000
   Fees of Rating Agency............................................. $100,000
   Legal Fees and Expenses........................................... $150,000
   Accounting Fees and Expenses...................................... $100,000
   Blue Sky and Legal Investment Fees and Expenses (including fees and expenses of counsel)......................................... $ 15,000
   Miscellaneous..................................................... $ 10,000
                                                                      --------
       TOTAL......................................................... $682,500
                                                                      ========

ITEM 15. Indemnification of Directors and Officers.

   A. AGL Resources Inc.

   Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for (i) a breach of duty involving appropriation of a business opportunity of ours; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which an improper personal benefit is derived; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of AGL Resources' Charter are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of AGL Resources' directors shall be limited to the fullest extent permitted by amendments to Georgia law.

   Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of any directors for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a member of the board of directors. Section 14-2-851 also provides such indemnity for directors who, at the company's request, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the company's best interest and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses, including attorneys' fees, incurred with respect to a proceeding. However, if the director is adjudged liable to us in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

   Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (ii) by a majority of the members of a committee of two or more disinterested directors, (iii) by special legal counsel or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

   Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the mandatory right of indemnification granted to directors under
Section 14-2-852, as described above. In addition, AGL Resources may, as provided by its Charter, Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

   The provisions of Section 2.15.1 and 7.1 of AGL Resources' Bylaws are similar in all substantive respects to the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, AGL Resources' board of directors has authorized AGL Resources to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for its directors pursuant to the provisions of the Georgia Code outlined above.

   AGL Resources' officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act," including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. AGL Resources pays the cost of such insurance as permitted by its Bylaws and the laws of the State of Georgia.

   B. AGL Capital Corporation

   Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

   Section 78.7502 of the Nevada Code also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 78.7502 of the Nevada Code further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Code provides that indemnification provided for by Section 78.7502 of the Nevada Code shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph. The provisions of Article Eleven of AGL Capital Corporation's Bylaws are similar in all substantive respects to those contained in Sections 78.7502 of the Nevada Code outlined above. Article Eleven provides that indemnification shall be to the fullest extent legally permissible under the Nevada Code.

   Section 78.751 of the Nevada Code allows the articles of incorporation, the bylaws or an agreement made by a corporation to provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law. Article Eleven of the AGL Capital Corporation's Bylaws provides that expenses must be paid by the corporation pursuant to Section 78.751 of the Nevada Code.

   Section 78.751 of the Nevada Code requires that, any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suite or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

   Section 78.752 of the Nevada Code empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Article Eleven of the AGL Capital Corporation's Bylaws are substantially similar in all substantive respects to those contained in Section 78.752 of the Nevada Code outlined above.

   Article Eight of AGL Capital Corporation's Articles of Incorporation provides that the corporation shall indemnify any and all persons whom it has the power to indemnify to the fullest extent permitted by the Nevada Code. Furthermore, this indemnity shall not be exclusive of other rights and shall continue as to an indemnified person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and legal representatives of such person.

   Article Nine of AGL Capital Corporation's Articles of Incorporation provides that the personal liability of the directors shall be eliminated to the fullest extent permitted by any amendments or supplements to the Nevada Code.

ITEM 16. Exhibits.

   Reference is made to the Exhibit Index filed as part of this registration statement.

ITEM 17. Undertakings.

    (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned registrants hereby further undertake:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, AGL Resources Inc., one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 17, 2001.

                                          AGL RESOURCES INC.

                                              /s/ Paula G. Rosput
                                          By:
                                             ----------------------------------
                                              Paula G. Rosput
                                              President and Chief Executive
                                               Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 17, 2001.

                 Signature                                         Title
                 ---------                                         -----
/s/ Paula G. Rosput                         President and Chief Executive Officer (Principal
-------------------------------------------  Executive Officer) and Director
Paula G. Rosput
/s/ Richard T. O'Brien                      Executive Vice President and Chief Financial Officer
-------------------------------------------  (Principal Financial and Accounting Officer)
Richard T. O'Brien
    *                                       Chairman
-------------------------------------------
D. Raymond Riddle
    *                                       Director
-------------------------------------------
Frank Barron, Jr.
    *                                       Director
-------------------------------------------
Otis A. Brumby, Jr.
    *                                       Director
-------------------------------------------
Robert S. Jepson, Jr.
    *                                       Director
-------------------------------------------
Wyck A. Knox, Jr.
    *                                       Director
-------------------------------------------
Dennis M. Love
                                            Director
-------------------------------------------
Karen R. Osar
                                            Director
-------------------------------------------
James A. Rubright
    *                                       Director
-------------------------------------------
Felker W. Ward, Jr.

  /s/ Paul R. Shlanta
*By:
  ----------------------------------
  Paul R. Shlanta
  Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, AGL Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 17, 2001.

                                          AGL CAPITAL CORPORATION

                                              /s/ Paul R. Shlanta
                                          By:
                                             ----------------------------------
                                              Paul R. Shlanta
                                              President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 17, 2001.

                 Signature                                      Title
                 ---------                                      -----
/s/ Paul R. Shlanta                         President and Director
-------------------------------------------  (Principal Executive Officer)
Paul R. Shlanta


/s/ Thomas L. Gleason                       Vice President
-------------------------------------------  (Principal Financial and Accounting Officer)
Thomas L. Gleason


/s/ Gwen Martini                            Director
-------------------------------------------
Gwen Martini


/s/ Robert W. Grier                         Director
-------------------------------------------
Robert W. Grier

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, AGL Capital Trust III, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 17, 2001.

                                          AGL CAPITAL TRUST III

                                          BY: AGL Capital Corporation
                                              As Sponsor

                                          By:  /s/ Paul R. Shlanta
                                             ----------------------------------
                                              Paul R. Shlanta
                                              Trustee

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
 *1      --  Form of Underwriting Agreement relating to debt

 *1.2    --  Form of Underwriting Agreement relating to Trust Preferred
              Securities

 *1.3    --  Form of Underwriting Agreement relating to Common Stock

 *4.1    --  Form of Note

  4.2    --  Indenture dated February 20, 2001 between AGL Capital Corporation,
              AGL Resources Inc. and The Bank of New York, as Trustee

 *4.3    --  Form of Guarantee between AGL Capital Corporation and AGL
              Resources Inc., as Guarantor

  4.4    --  Form of Indenture among AGL Resources Inc., AGL Capital
              Corporation and The Bank of New  York, as Trustee

  4.5    --  Form of Junior Subordinated Debentures (included as an exhibit to
              Exhibit 4.4)

  4.6    --  Form of Trust Preferred Securities Guarantee Agreement

  4.7    --  Certificate of Trust of AGL Capital Trust III dated as of August
              21, 2001.

  4.8    --  Trust Agreement of AGL Capital Trust III dated as of August 21,
              2001.

  4.9    --  Form of Amended and Restated Trust Agreement

  4.10   --  Form of Common Security Certificate (included as an exhibit to
              Exhibit 4.9)

  4.11   --  Form of Trust Preferred Security Certificate (included as an exhibit to Exhibit 4.9)

  4.12   --  Form of Agreement as to Expenses and Liabilities

  5.1    --  Opinion of Long Aldridge & Norman LLP

  5.2    --  Opinion of Marshall Hill Cassas & de Lipkau

  5.3    --  Opinion of Richards, Layton & Finger, P.A.

 12.1    --  Computation of Ratios of Earnings to Fixed Charges

 12.2    --  Computation of Ratios of Earnings to Fixed Charges and Dividends

 23.1    --  Consent of Deloitte & Touche LLP

 23.2    --  Consent of Long Aldridge & Norman LLP (included in Exhibit 5.1)

 23.3    --  Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit
              5.2)

 23.4    --  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
              5.3)

 24      --  Powers of Attorney

 25.1    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of The Bank of New York under the indenture relating to the debt securities

 25.2    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of The Bank of New York to act as trustee under the indenture relating to the Junior Subordinated Debentures

 25.3    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of The Bank of New York to act as trustee under the Trust
              Preferred Securities Guarantee Agreement relating to Trust
              Preferred Securities

 25.4    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement relating to Trust Preferred
              Securities

--------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.